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                                  CERTIFICATE
                          IXIS Advisor Funds Trust I
                                 (the "Trust")

I, Paula Gilligan, Assistant Secretary of the Trust, hereby certify that the following is a true copy of the resolution adopted by the Trustees of the Trust at a meeting held on March 9, 2007:

VOTED: that the blanket bond issued by National Union Fire Insurance Company of Pittsburgh, PA providing fidelity bond protection of $12,000,000 for the series of IXIS Advisor Funds Trust I, IXIS Advisor Funds Trust II, IXIS Advisor Funds Trust III, IXIS Advisor Funds Trust IV, IXIS Advisor Cash Management Trust and AEW Real Estate Income Fund (the "Trusts") is hereby renewed and approved as being reasonable in form and amount, and that the Trusts' participation in the bond with the other named insureds is hereby approved for the period December 16, 2006 to December 15, 2007.

          AEW Real Estate Fund                                         $ 2,185
          AEW Real Estate Income Fund                                  $ 1,480
          CGM Advisor Targeted Equity Fund                             $ 8,670
          Hansberger International Fund                                $ 1,966
          Harris Associates Focused Value Fund                         $ 2,694
          Harris Associates Large Cap Value Fund                       $ 3,146
          IXIS Cash Management Trust - Money Market Series             $ 2,922
          IXIS Equity Diversified Portfolio                            $   343
          IXIS Income Diversified Portfolio                            $   954
          IXIS Moderate Diversified Portfolio                          $ 1,162
          IXIS U.S. Diversified Portfolio                              $ 7,139
          IXIS Value Fund                                              $ 1,548
          Loomis Sayles Core Plus Bond Fund                            $ 2,548
          Loomis Sayles Massachusetts Tax Free Income Fund             $   869
          Vaughan Nelson Small Cap Value Fund                          $ 1,576
          Westpeak Capital Growth Fund                                 $   668
                                                                       -------
                                                                TOTAL  $39,873
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                                                  /s/ Paula Gilligan
                                                  -----------------------------
                                                  Paula Gilligan
                                                  Assistant Secretary